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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126        fka,  Bankers Trust Company
Chicago, IL  60670                    60 Wall Street, 26th Floor - MS NYC60-2606
Attn: Corporate Trust Administration  New York, New York 10005
Phone: (312) 407-0192                 Attn: Corporate Trust & Agency Group
Fax: (312) 407-1708                   Structured Finance
                                      Phone: (212) 250-8522
                                      Fax: (212) 797-8606

MBIA  Insurance Corporation           Key Bank USA, National Association
113 King Street                       800 Superior Ave, 4th Floor
Armonk, NY 10504                      Cleveland, Ohio 44114
ATTN: Data Administration             ATTN: President, KER
Phone; (914) 765-3772                 Phone: (216) 828-4293
Fax: (914) 765-3810                   Fax: (216) 828-9301



Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer, and Administrator, KeyCorp Student Loan Trust 2000-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2003 through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                    Key Bank USA, National Association,
                                    as Administrator

                                    by:  /S/ DARLENE H. DIMITRIJEVS
                                         --------------------------------
Date: February 19, 2004             Name: Darlene H. Dimitrijevs, CPA
                                    Title: Senior Vice President


                                    by:  /S/ DEBRA S. FRONIUS
                                         --------------------------------
                                    Name: Debra S. Fronius
                                    Title: Vice President